OAKWOOD MORTGAGE INVESTORS, INC. 1996-B              REPORT DATE:  MARCH 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 POOL REPORT # 8
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH:    Feb-97

                    Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------

Beginning                                                        Ending         Scheduled               Scheduled
Principal      Scheduled   Prepaid      Liquidated   Contracts   Principal      Gross        Servicing  Pass Thru    Liquidation
Balance        Principal   Principal    Principal    Repurchased Balance        Interest     Fee        Interest     Proceeds
---------------------------------------------------------------------------------------------------------------------------------
205,060,874.50 (533,328.28) (459,602.06) (675,401.53) 0.00        203,392,542.63 1,906,797.50 170,884.06 1,735,913.44 528,937.34
=================================================================================================================================

          Amount
Reserve   Available for
Fund Draw Distribution
-----------------------
 0.00      3,428,665.18
========================


              Mezzanine Reserve Fund as of Cutoff Date
-----------------------------------------------------------------
Beginning                        Investment     Balance Before    Reserve      Reserve              Balance After
 Balance    Deposits  Distrib.    Interest   Current Distribution Fund Draw Fund Deposit         Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------
433,037.29   0.00     -1,712.29   1,559.12        432,884.12        0.00        0.00                432,884.12         1,559.12
====================================================================================================================================



Reserve Fund Required Balance
--------------------------------
Before Current     After Current
Distribution       Distribution
--------------------------------
 431,325.00          431,325.00
================================


Class B-1 Reserve Fund as of Cutoff Date

Beginning                       Investment     Balance Before     Reserve     Reserve      Balance After
 Balance    Deposits  Distrib.   Interest   Current Distribution  Fund Draw   Fund Deposit Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------
324,778.22   0.00     -1,284.22  1,169.34        324,663.34         0.00         0.00           324,663.34       1,169.34
====================================================================================================================================

Reserve Fund Required Balance
--------------------------------
Before Current     After Current
Distribution       Distribution
--------------------------------
 323,494.00         323,494.00
================================

Class B-2 Reserve Fund as of Cutoff Date

Beginning                    Investment     Balance Before     Reserve    Reserve       Balance After
 Balance   Deposits Distrib.  Interest   Current Distribution  Fund Draw  Fund Deposit  Current Distribution   Excess
-----------------------------------------------------------------------------------------------------------------------
216,472.21   0.00   -810.21    779.47         216,441.47         0.00       0.00          216,441.47           779.47
=======================================================================================================================

    Reserve Fund Required Balance
--------------------------------------
 Before Current     After Current
 Distribution       Distribution
   215,662.00         215,662.00
======================================

                             Certificate Account
--------------------------------------------------------------------------------
 Beginning           Deposits                            Investment  Ending
  Balance    Principal      Interest      Distributions   Interest   Balance
--------------------------------------------------------------------------------
634,505.50   1,661,713.52   1,890,711.28  (3,548,081.04)  2,519.96   641,369.22
================================================================================

                        P&I Advances at Distribution Date
--------------------------------------------------------------------------------

        Beginning             Recovered           Current            Ending
         Balance               Advances           Advances           Balance
--------------------------------------------------------------------------------
      1,441,505.87           1,394,339.70       2,029,004.87       2,076,171.04
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B             REPORT DATE:  MARCH 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH:                 Feb-97             Page 2 of 6


Class B Crossover Test                                                Test Met?
-----------------------------------------------------------------    -----------
(a) Remittance date on or after January 2001                               N

(b) Average 60 day Delinquency rate less than or equal to      5%          Y

(c) Average 30 day Delinquency rate less than or equal to      7%          Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates



 Average 60 day delinquency ratio:

                        Over 60s           Pool Balance           %
                     ----------------------------------------------------
 Current Mo           5,768,377.23         203,392,542.63        2.84%
 1st Preceding Mo     5,933,757.11         205,060,874.50        2.89%
 2nd Preceding Mo     5,008,161.09         206,684,145.23        2.42%
                                               Divided by          3
                                                           -------------
                                                                 2.72%
                                                           =============


                   Aug. 1996 -Aug. 1997      4%                            Y
                   Jan 2001 -Aug. 2002       7%                            N
                   Aug. 2002 - Jan. 2003     8%                            N
                   Jan, 2003 -               9%                            N


(e) Current realized loss ratio
       less than or equal to              2.75%                            Y


Average 30 day delinquency ratio:


                             Over 30s           Pool Balance            %
                     -------------------------------------------------------

  Current Mo               8,748,189.69         203,392,542.63      4.30%
  1st Preceding Mo         9,062,821.51         205,060,874.50      4.42%
  2nd Preceding Mo         8,960,345.71         206,684,145.23      4.34%
                                                    Divided by      3
                                                                 -------------
                                                                    4.35%
                                                                 =============

(f) Are class B principal balances
        plus Accelerated Principal
        Distributions greater than
        or equal to                          22.750%
        of stated scheduled pool balance  =============



Beginning B-1 balance                 16,983,002.06

Beginning B-2 balance                 10,614,543.63

Beginning Accelerated Principal
   Distribution                          438,749.31
                                   --------------------
                                      28,036,295.00
Divided by beginning pool
balance                              205,060,874.50
                                   --------------------
                                             13.672%        N
                                   ====================


Cumulative loss ratio:

            Cumulative losses                     488,333.39
                                            -----------------------
Divided by Initial Certificate Principal      215,662,295.00             0.226%
                                                                       =========
Current realized loss ratio:
                                  Liquidation              Pool
                                    Losses               Balance
                               ------------------------------------------
  Current Mo                       146,464.19         205,060,874.50
  1st Preceding Mo                 154,750.64         206,684,145.23
  2nd Preceding Mo                  57,664.15         207,898,121.83
                                                                         0.697%
                                                                       =========

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                                    POOL REPORT # 8
REPORTING MONTH:                 Feb-97                             Page 3 of 6



                                                                           Delinquency Analysis

                                                        31 to 59 days                60 to 89 days            90 days and Over
                      No. of      Principal                      Principal                 Principal                 Principal
                      Loans       Balance            #           Balance       #           Balance       #           Balance
                      --------------------------------------------------------------------------------------------------------------
      Excluding Repos 7,467       200,569,290.90    109        2,866,527.04    35        1,102,676.99    61        2,018,522.06
                Repos    93         2,823,251.73      5          113,285.42     9          217,596.05    78        2,429,582.13
                      --------------------------------------------------------------------------------------------------------------
                Total 7,560       203,392,542.63    114        2,979,812.46    44        1,320,273.04   139        4,448,104.19
                      ==============================================================================================================







                                                                                   Repossession Analysis
                                                  Active Repos                 Reversal            Current Month
                                                  Outstanding                 (Redemption)           Repos      Cumulative Repos
                             Principal                 Principal              Principal               Principal           Principal
                 #            Balance       #          Balance        #        Balance     #          Balance       #      Balance
--------------------------------------------------------------------------------------------------------------------------------
Excluding Repos  205        5,987,726.09    93        2,823,251.73    -2      (49,064.68)  32        860,911.64  173   4,574,435.08
          Repos   92        2,760,463.60
                       ------------------------
          Total  297        8,748,189.69
                       ========================
                3.9%               4.30%
                ========================




OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                                                POOL REPORT # 8
REPORTING MONTH:               Feb-97
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT

                                  Liquidated                                                                           Net
   Account        Customer         Principal           Sales          Insur.          Total        Repossession     Liquidation
   Number           Name            Balance          Proceeds         Refunds        Proceeds        Expenses        Proceeds
------------------------------------------------------------------------------------------------------------------------------------


 000520-huighe                      11,435.89          2,490.00          0.00        13,925.89          384.71       13,541.18
 003278-anderson, brian             15,149.78          5,500.00          0.00         5,500.00            0.00        5,500.00
 086950-clay                        35,970.50         29,500.00      2,327.52        31,827.52        1,464.60       30,362.92
 088370-whitmore                    21,059.13         21,600.00        167.20        21,767.20        3,425.35       18,341.85
 088855-pridgen                     21,977.27         21,500.00      1,259.45        22,759.45        1,797.27       20,962.18
 089052-zonyk                       25,556.88         26,900.00      2,107.15        29,007.15        4,617.10       24,390.05
 090161-hall                        11,090.82         10,900.00        159.84        11,059.84        1,998.50        9,061.34
 090169-threadgill                  38,557.41         36,400.00        797.16        37,197.16        4,517.75       32,679.41
 090716-ringo                       22,085.36         23,900.00        410.40        24,310.40        2,865.37       21,445.03
 090791-tindall                     25,712.78         24,700.00      1,582.09        26,282.09        1,427.16       24,854.93
 090891-thompson, sheila            33,278.81         29,800.00      1,865.17        31,665.17        1,031.44       30,633.73
 090991-estes                       40,247.21         18,150.00      2,106.93        20,256.93            0.00       20,256.93
 091321-hardy                       22,208.32         21,000.00         95.66        21,095.66        1,030.00       20,065.66
 091657-salas                       24,700.12         21,900.00      1,108.37        23,008.37        1,943.00       21,065.37
 092457-colbert                     20,652.02         20,100.00        208.15        20,308.15        3,492.00       16,816.15
 925602 hogg                        31,302.65         29,900.00      2,467.20        32,367.20          897.00       31,470.20
 928044 grim                         9,521.76          3,690.00        913.30         4,603.30        1,520.00        3,083.30
 931097 baugh                       20,091.54         24,100.00          0.00        24,100.00        2,532.48       21,567.52
 931402 kershaw                     31,089.84         29,700.00        631.38        30,331.38        5,716.00       24,615.38
 936823 douzart                     33,909.74         28,500.00      3,341.90        31,841.90        2,871.50       28,970.40
 936971 smith, shawna               26,996.24         23,000.00        206.82        23,206.82        1,762.20       21,444.62
 939199 madden                      26,417.84         24,750.00      1,411.37        26,161.37        1,873.54       24,287.83
 940510 schneider                   26,130.58         26,000.00        179.92        26,179.92        2,234.94       23,944.98
 924274 marcum                      20,373.23         22,900.00      1,008.83        23,908.83        1,175.23       22,733.60
 950857 mullis                      24,068.38         22,575.00      1,448.23        24,023.23        2,153.25       21,869.98
 089108-richards                    28,494.59         22,900.00      2,455.09        25,355.09        4,158.70       21,196.3
 089109-ezell                       27,322.84         30,100.00      1,511.66        31,611.66        4,229.27       27,382.39
                          ----------------------------------------------------------------------------------------------------
                                   675,401.53        602,455.00     29,770.79       643,661.68         61,118.36    582,543.32
                          ====================================================================================================


                                                                 Net             Current
   Account        Customer                  Unrecov.           Pass Thru         Period Net      Cumulative
   Number           Name                    Advances           Proceeds         Gain/(Loss)    Gain/(Loss)
-----------------------------------------------------------------------------------------------------------
 000520-huighe                            1,749.44           11,791.74           355.85
 003278-anderson, brian                   1,832.64            3,667.36       (11,482.42)
 086950-clay                              2,139.69           28,223.23        (7,747.27)
 088370-whitmore                          1,962.78           16,379.07        (4,680.06)
 088855-pridgen                           1,718.76           19,243.42        (2,733.85)
 089052-zonyk                             2,147.11           22,242.94        (3,313.94)
 090161-hall                              1,203.30            7,858.04        (3,232.78)
 090169-threadgill                        3,518.20           29,161.21        (9,396.20)
 090716-ringo                             2,232.23           19,212.80        (2,872.56)
 090791-tindall                           2,172.87           22,682.06        (3,030.72)
 090891-thompson, sheila                  1,878.50           28,755.23        (4,523.58)
 090991-estes                             2,435.40           17,821.53       (22,425.68)
 091321-hardy                             2,050.02           18,015.64        (4,192.68)
 091657-salas                             1,396.70           19,668.67        (5,031.45)
 092457-colbert                           2,080.75           14,735.40        (5,916.62)
 925602 hogg                              1,885.30           29,584.90        (1,717.75)
 928044 grim                              1,309.35            1,773.95        (7,747.81)
 931097 baugh                             2,368.14           19,199.38          (892.16)
 931402 kershaw                           1,921.85           22,693.53        (8,396.31)
 936823 douzart                           2,233.50           26,736.90        (7,172.84)
 936971 smith, shawna                     1,824.78           19,619.84        (7,376.40)
 939199 madden                            1,411.32           22,876.51        (3,541.33)
 940510 schneider                         1,866.45           22,078.53        (4,052.05)
 924274 marcum                            1,341.90           21,391.70         1,018.47
 950857 mullis                            1,154.52           20,715.46        (3,352.92)
 089108-richards                          3,304.01           17,892.38       (10,602.21)
 089109-ezell                             2,466.47           24,915.92        (2,406.92)
                                         -----------------------------------------------------------------
                                         53,605.98          528,937.34      (146,464.19)       (488,333.39)
                                         ===============================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                                    POOL REPORT # 8
REPORTING MONTH:                           Feb-97
                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                    Original          Beginning        Current       Accelerated                         Ending
               Cert.              Certificate       Certificate       Principal        Principal      Writedown        Certificate
               Class               Balances          Balances          Payable       Distribution      Amounts          Balances
------------------------------------------------------------------------------------------------------------------------------------
A-1                              45,290,000.00     34,688,579.48    (1,668,331.87)     0.00             0.00         33,020,247.61
A-1 Outstanding Writedown                 0.00              0.00             0.00      0.00             0.00                  0.00

A-2                              35,585,000.00     35,585,000.00             0.00      0.00             0.00         35,585,000.00
A-2 Outstanding Writedown                 0.00              0.00             0.00      0.00             0.00                  0.00

A-3                              32,350,000.00     32,350,000.00             0.00      0.00             0.00         32,350,000.00
A-3 Outstanding Writedown                 0.00              0.00             0.00      0.00             0.00                  0.00

A-4                              22,642,000.00     22,642,000.00             0.00      0.00             0.00         22,642,000.00
A-4 Outstanding Writedown                 0.00              0.00             0.00      0.00             0.00                  0.00

A-5                              32,350,000.00     32,350,000.00             0.00      0.00             0.00         32,350,000.00
A-5 Outstanding Writedown                 0.00              0.00             0.00      0.00             0.00                  0.00

A-6                              19,409,000.00     19,409,000.00             0.00      0.00             0.00         19,409,000.00
A-6 Outstanding Writedown                 0.00              0.00             0.00      0.00             0.00                  0.00

B-1                              17,253,000.00     16,983,002.06             0.00      0.00             0.00         16,983,002.06
B-1 Outstanding Writedown                 0.00              0.00             0.00      0.00             0.00                  0.00

B-2                              10,783,295.00     10,614,543.63             0.00      0.00             0.00         10,614,543.63
B-2 Outstanding Writedown                 0.00              0.00             0.00      0.00             0.00                  0.00

Excess Asset Principal Balance            0.00        438,749.31             0.00      0.00             0.00            438,749.31


                               ---------------------------------------------------------------------------------------------------

                                215,662,295.00    205,060,874.48    (1,668,331.87)     0.00             0.00        203,392,542.61
                               ===================================================================================================

                                                           Principal Paid
               Cert.                          Pool            Per $1,000
               Class                         Factor          Denomination
-------------------------------        ---------------------------------------
A-1                                        72.90847%        36.84
A-1 Outstanding Writedown                   0.00             0.00

A-2                                       100.00000%         0.00
A-2 Outstanding Writedown                   0.00             0.00

A-3                                       100.00000%         0.00
A-3 Outstanding Writedown                   0.00             0.00

A-4                                       100.00000%         0.00
A-4 Outstanding Writedown                   0.00             0.00

A-5                                       100.00000%         0.00
A-5 Outstanding Writedown                   0.00             0.00

A-6                                       100.00000%         0.00
A-6 Outstanding Writedown                   0.00             0.00

B-1                                        98.43507%         0.00
B-1 Outstanding Writedown                   0.00             0.00

B-2                                        98.43507%         0.00
B-2 Outstanding Writedown                   0.00             0.00

Excess Asset Principal Balance

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                                    POOL REPORT # 8
REPORTING MONTH:               Feb-97
                                                                     Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


           Certificate              Remittance     Beginning       Current               Total           Interest         Ending
              Class                    Rate         Balance        Accrual               Paid           Shortfall         Balance
                                  --------------------------------------------------------------------------------------------------
A-1                               5.5319%        0.00           149,250.16          149,250.16              0.00           0.00
A-1  Carryover Interest           0.00           0.00                 0.00                0.00              0.00           0.00
A-1  Writedown Interest           0.00           0.00                 0.00                0.00              0.00           0.00

A-2                               6.8000%        0.00           201,648.33          201,648.33              0.00           0.00
A-2  Carryover Interest           0.00           0.00                 0.00                0.00              0.00           0.00
A-2  Writedown Interest           0.00           0.00                 0.00                0.00              0.00           0.00

A-3                               7.1000%        0.00           191,404.17          191,404.17              0.00           0.00
A-3  Carryover Interest           0.00           0.00                 0.00                0.00              0.00           0.00
A-3  Writedown Interest           0.00           0.00                 0.00                0.00              0.00           0.00

A-4                               7.3500%        0.00           138,682.25          138,682.25              0.00           0.00
A-4  Carryover Interest           0.00           0.00                 0.00                0.00              0.00           0.00
A-4  Writedown Interest           0.00           0.00                 0.00                0.00              0.00           0.00

A-5                               7.6500%        0.00           206,231.25          206,231.25              0.00           0.00
A-5  Carryover Interest           0.00           0.00                 0.00                0.00              0.00           0.00
A-5  Writedown Interest           0.00           0.00                 0.00                0.00              0.00           0.00

A-6                               8.0000%        0.00           129,393.33          129,393.33              0.00           0.00
A-6  Carryover Interest           0.00           0.00                 0.00                0.00              0.00           0.00
A-6  Writedown Interest           0.00           0.00                 0.00                0.00              0.00           0.00

B-1                               8.3920%        0.00           118,767.79          118,767.79              0.00           0.00
B-1  Carryover Interest           0.00           0.00                 0.00                0.00              0.00           0.00
B-1  Writedown Interest           0.00           0.00                 0.00                0.00              0.00           0.00

B-2                               9.6440%        0.00            85,305.55           85,305.55              0.00           0.00
B-2  Carryover Interest           0.00           0.00                 0.00                0.00              0.00           0.00
B-2  Writedown Interest           0.00           0.00                 0.00                0.00              0.00           0.00

X                                          255,750.81           429,788.58          368,766.42         61,022.16     316,772.97

Service Fee                                                     170,884.06          170,884.06              0.00           0.00
                                    -------------------------------------------------------------------------------------------

                                           255,750.81         1,821,355.47        1,760,333.31         61,022.16     316,772.97
                                    ===========================================================================================
CUMULATIVE UNPAID "X"                      316,772.97
CUMULATIVE UNPAID TURBO                    171,560.42
                                    -----------------
CUMULATIVE TOTAL LOSSES                    488,333.39
                                    =================

                                         Interest Paid
           Certificate                     Per $1,000                Cert.             TOTAL
              Class                       Denomination              Class         DISTRIBUTION
                                      ----------------------------------------------------------------------
A-1                                            4.30                  A-1                 1,817,582.03
A-1  Carryover Interest                        0.00
A-1  Writedown Interest                        0.00

A-2                                            5.67                  A-2                   201,648.33
A-2  Carryover Interest                        0.00
A-2  Writedown Interest                        0.00

A-3                                            5.92                  A-3                   191,404.17
A-3  Carryover Interest                        0.00
A-3  Writedown Interest                        0.00

A-4                                            6.13                  A-4                   138,682.25
A-4  Carryover Interest                        0.00
A-4  Writedown Interest                        0.00

A-5                                            6.38                  A-5                   206,231.25
A-5  Carryover Interest                        0.00
A-5  Writedown Interest                        0.00

A-6                                            6.67                  A-6                   129,393.33
A-6  Carryover Interest                        0.00
A-6  Writedown Interest                        0.00

B-1                                            6.99                  B-1                   118,767.79
B-1  Carryover Interest                        0.00
B-1  Writedown Interest                        0.00

B-2                                            8.04                  B-2                    85,305.55
B-2  Carryover Interest                        0.00
B-2  Writedown Interest                        0.00

X                                                                     X                    368,766.42

Service Fee                                                                                170,884.06
                                                                                 --------------------

                                                                                         3,428,665.18
                                                                                 ====================